Contact:
Wayne I. Danson
Chief Executive Officer
John E. Donahue
Chief Financial Officer
Ph: 646-227-1600

Advanced Communications Partners with H.I.G. Capital, LLC, Completes Recapitalization and Acquires Industry Leading Electronics Parts Distributor

New York, New York, August 21, 2007 -- Advanced Communications Technologies, Inc. (OTC Bulletin Board: ADVC), a New York-based company that specializes in the consumer electronic after-market service and supply chain, known as reverse logistics, announced today that it has completed its acquisition of privately held Vance Baldwin Electronics, an Original Equipment Manufacturer Parts Distributor that has been a leader in the industry for over fifty years. Vance Baldwin has operations in southern Florida and suburban Atlanta and distributes parts ranging from consumer electronics, computers, printers and office supplies. In addition, Vance Baldwin provides service aids and industrial products such as cable, tools, test equipment, cleaners and other installation equipment.

The Company acquired all of the outstanding equity interests in Vance Baldwin in exchange for consideration consisting of cash, a convertible promissory note and an equity interest in the Company in the form of shares of the Company’s newly designated Series D Convertible Preferred Stock. In addition, certain other members of the Vance Baldwin management group received an equity interest in the Company in the form of Series D Convertible Preferred Stock.

To finance the acquisition, related transaction costs, repayment of outstanding debts and to provide additional working capital, the Company raised $30 million of capital from its sale of Series C Convertible Preferred Stock to institutional investors, principally to an affiliate of H.I.G. Capital, LLC, and the issuance of senior and subordinated debt to a syndicate arranged by Sankaty Advisors, LLC, a leading private manager of fixed income and credit instruments. In connection with the recapitalization, the Company issued a total of 8,412 shares of its newly designated Series A-2 Preferred Stock in exchange for all of its previously outstanding shares of Series A, Series B and Series A-1 Preferred Stock. The Series A-2 Preferred Stock will automatically convert to common stock when the Company authorizes sufficient shares of common stock.

Through Cyber-Test, Inc., its operating subsidiary acquired in May 2004, the Company has until this time participated only in the repair, refurbishment and advanced exchange segment of the reverse logistics industry. Cyber-Test, as well as other service providers purchases replacement parts used in repairing equipment from parts distributors such as Vance Baldwin. The Company believes that Vance Baldwin will have the opportunity to source repair work to Cyber-Test that it does not have the expertise to perform itself. In terms of sales revenue, the size of the replacement parts market is substantially greater than the market served by Cyber-Test. Wayne Danson, Advanced Communications’ president and chief executive officer, commented, “We are very excited about this transaction as it has been a long-time in the making. Purchasing Vance Baldwin and having a long term partner in H.I.G. Capital, LLC represents a significant and positive move forward in the Company’s operational and financial transformation. With the acquisition of the second largest parts distribution enterprise in the consumer electronics market, the Company will now be expanding beyond its core repair business and, based on Vance Baldwin’s historical performance, increasing its revenue run rate by almost six fold. We believe this is a major step forward in executing our strategy to be a vertically integrated full service provider in the reverse logistics segment of the consumer electronics industry.”

“I have seen the industry change over the past several decades and believe that this strategic combination is right for both companies” said Fred Baldwin, chief executive officer of Vance Baldwin. “I am pleased to be a part of the Advanced Communications group.” Robert Coolidge, Vance Baldwin’s President, said “I am looking forward to the new opportunities that this transaction affords to what has been a family owned business for over 50 years.”

John Black, a Managing Director of H.I.G. Capital, LLC, commented, “We have extensive experience in the reverse logistics industry.  We believe the consumer electronics industry is eager for a national repair solution that also has the ability to manage parts logistics on behalf of retailers, manufacturers and third-party administrators.  We commend Advanced Communications’ vision to broaden their traditional model of repair services to include parts logistics management and look forward to working with the Company as they build out their national services network.”

For the year ended December 31, 2006, Vance Baldwin recorded sales revenue of $48.7 million (unaudited).

Janney Montgomery Scott acted as financial advisor and placement agent for the Company in connection with this transaction.

About Vance Baldwin Electronics

Founded in 1953, Vance Baldwin Electronics distributes original replacement parts for over 70 different manufacturers and remains to be one of the largest suppliers of such parts in the nation. Today, the company distributes parts for products ranging from consumer electronics, computers and appliances to imaging equipment such as printers and faxes, as well as industrial items, to a variety of channels which include national retailers, third-party extended warranty providers, independent regional retailers and independent electronic equipment repair companies. Providing global support and developing new ways to improve customer service, particularly with the use of technology integration, has helped Vance Baldwin Electronics distinguish itself from its competition. Vance Baldwin features one of the largest inventories in the country with more than 6 million parts in its database.

Vance Baldwin's new distribution facility, located near Atlanta, Georgia, allows for 2 day delivery to the vast majority of the United States with UPS Ground Service. It maintains a call center with highly trained parts consultants to receive customer calls and provide assistance with parts selection and ordering. For more information about Vance Baldwin Electronics, visit www.vancebaldwin.com.

About Advanced Communications Technologies

Advanced Communications is a New York-based company specializing in the technology after-market service and supply chain, known as reverse logistics. Its principal operating unit, Encompass Group Affiliates, acquires businesses that provide computer and electronic repair services, parts distribution and end-of-lifecycle services. Encompass owns Cyber-Test, an electronic equipment repair company that provides repair and reverse logistics services to third-party warranty companies that service OEMs, national retailers and national office equipment dealers. Cyber-Test’s services include advance exchange, depot repair, call center support, parts and warranty management, repair of fax machines, printers, scanners, laptops, monitors and multi-function units, including PDAs and digital cameras. For more information, visit Cyber-Test’s website at http://www.equipfix.com.

About H.I.G. Capital, L.L.C.

H.I.G. Capital L.L.C. is a leading global private equity investment firm with more than $4 billion of equity capital under management. Based in Miami, and with offices in Atlanta, Boston, and San Francisco in the U.S., as well as affiliate offices in London, Paris and Hamburg in Europe, H.I.G. specializes in providing capital to small and medium-sized companies with attractive growth potential. H.I.G. invests in management-led buyouts and recapitalizations of profitable and well managed manufacturing or service businesses. H.I.G. also has extensive experience with financial restructurings and operational turnarounds. Since its founding, H.I.G. has completed more than 75 transactions. The firm currently manages a portfolio of more than 50 companies with combined revenues in excess of $7 billion. For more information, please refer to the H.I.G. website at www.higcapital.com.

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This release and oral statements made from time to time by Advanced Communications’ representatives concerning the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as “expects,” “anticipate,” “plans,” “should,” “believes,” “will,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Many factors may cause actual results to differ from forward-looking statements, as well as inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Advanced Communications with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.